Exhibit 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

Health Anti-Aging Lifestyle Options, Inc.

2267 West 10th Avenue

Vancouver, B.C.

V6K 2J1

We hereby consent to the use in the Form 10-KSB of our Independent Auditors’ Report dated February 9, 2004 relating to the financial statements of Health Anti-Aging Lifestyle Options, Inc. at December 31, 2004 which is contained in that Form.  Our report contains an explanatory paragraph regarding the ability of the Company to continue as a going concern.

We further consent to the reference to ourselves under the caption “Experts”.

Vancouver, Canada

        “Hoogendoorn Vellmer”

March 24, 2004

         Chartered Accountants